Exhibit 99.1

FOR IMMEDIATE RELEASE

BROADRIDGE DECLARES DIVIDEND

Lake Success, New York – February 2, 2010 – Broadridge Financial Solutions, Inc. (NYSE:BR) announced today that its Board of Directors has declared a quarterly cash dividend of $0.14 per share. The dividend is payable on April 1, 2010, to stockholders of record at the close of business on March 17, 2010.

Broadridge is a technology services company focused on global capital markets. Broadridge is the market leader enabling secure and accurate processing of information for communications and securities transactions among issuers, investors and financial intermediaries. Broadridge builds the infrastructure that underpins proxy services for over 90% of public companies and mutual funds in North America; processes more than $3 trillion in fixed-income and equity trades per day; and saves companies billions annually through its technology solutions. For more information about Broadridge, please visit www.broadridge.com.

Contact:

Investor Relations:

Marvin Sims

Broadridge Financial Solutions, Inc.

(516) 472-5477